Exhibit 1.01

CONFLICT MINERALS REPORT OF STRYKER CORPORATION
For the year ended December 31, 2021

Stryker has made statements in this conflict minerals report that may constitute forward-looking statements about its plans to take additional actions or to implement additional policies or procedures with respect to its due diligence efforts to determine the origin of so-called conflict minerals included in its products. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Stryker’s reporting obligations under the conflict minerals rules may change in the future and its ability to implement certain processes or obtain information from its suppliers may differ materially from those anticipated or implied in this report. In addition, there are factors that could affect the accuracy of statements made in this report, including, without limitation: incomplete or unavailable supplier or smelter data; errors, omissions, or fraud by suppliers or smelters; changing definitions or methodologies for confirming smelters; incomplete, unclear, or modified guidance from third party industry and other sources; continuing guidance regarding the conflict minerals rules and other issues.

This is the Conflict Minerals Report of Stryker Corporation for 2021 in accordance with Rule 13p-1 of the Securities Exchange Act of 1934 (“Rule 13p-1”). The term “3TG” as used in this report includes cassiterite, columbite-tantalite, wolframite, gold, and their derivatives tin, tantalum, and tungsten.

1.Conflict Minerals Rule
Effective November 2012, the United States Securities and Exchange Commission adopted Rule 13p-1 pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) relating to the use of conflict minerals. Section 1502 added Section 13(p) of the Act, which obligated the Commission to promulgate rules requiring public companies with 3TG that are necessary to the functionality or production of products that they manufacture to disclose annually whether those minerals originated in the Democratic Republic of the Congo or an adjoining country (“Covered Countries”). If an issuer’s 3TG originated in a Covered Country, Rule 13p-1 requires the issuer to file a report with the Commission that describes the measures it has taken to exercise due diligence to determine the source and chain of custody of 3TG in its products.

2.Company Overview
Stryker Corporation is one of the world’s leading medical technology companies and, together with its customers, is driven to make healthcare better. Stryker offers innovative products and services in Medical and Surgical, Neurotechnology, Orthopaedics and Spine that help improve patient and hospital outcomes. Stryker’s core values of Integrity, Accountability, People, and Performance guide its behaviors and actions and are fundamental to how Stryker executes its mission. Stryker was incorporated in Michigan in 1946 as the successor company to a business founded in 1941 by Dr. Homer H. Stryker, a prominent orthopaedic surgeon and the inventor of several medical products.

As used herein, except where the context otherwise requires, “Stryker,” “we,” “us,” and “our” refer to Stryker Corporation and its consolidated subsidiaries that are subject to the reporting requirements of Rule 13p-1.

3.Product Overview
Stryker’s products are sold in over 75 countries through company-owned subsidiaries and branches, as well as third-party dealers and distributors. Stryker’s products include surgical equipment and surgical navigation systems; endoscopic and communications systems; patient handling, emergency medical equipment and intensive care disposable products; neurosurgical and neurovascular devices; implants used in joint replacement and trauma surgeries; Mako Robotic-Arm Assisted technology; spinal devices; as well as other products used in a variety of medical specialties. In the United States most of these products are marketed directly to doctors, hospitals and other healthcare facilities. 3TG is necessary to the functionality of many of these products.

4.Conflict Minerals Program Overview
Stryker is committed to conducting its affairs ethically and lawfully and expects that the businesses it associates with will do the same. While Stryker’s products may contain components or materials that utilize 3TG, it does not purchase 3TG directly from mines, smelters, or refiners. As such, Stryker relies heavily on input from its suppliers to determine whether any 3TG in its products originated in the Covered Countries. Stryker’s Conflict Minerals program follows the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and

High-Risk Areas (“OECD Framework”) as outlined in further detail below. Further, Stryker is a member of the Responsible Minerals Initiative, and engages suppliers utilizing the Responsible Minerals Initiative’s Conflict Minerals Reporting Template.

4.1    Strong Company Management Systems

4.1.1    Conflict Minerals Policy
Stryker maintains a Conflict Minerals Policy that reinforces Stryker’s commitment to responsible sourcing in the Covered Countries and sets the expectation that its suppliers will procure 3TG from socially responsible sources. This policy is available publicly at https://www.stryker.com/us/en/about/corporate-responsibility/responsible-supply-chains/supply-chain-transparency-and-ethics.html.

4.1.2    Conflict Minerals Team
Stryker’s Conflict Minerals Team, consisting of a program manager and representatives from the procurement, legal and compliance teams, is responsible for executing Stryker’s Conflict Minerals strategy. A committee consisting of senior leaders reviews the Conflict Minerals Team’s progress to ensure Stryker’s compliance with its policies and the Act.

4.1.3    Multi-Stakeholder Group Participation
Stryker is a member of the Responsible Minerals Initiative (“RMI”), which facilitates engagement with industry peers, Conflict Minerals experts, and other stakeholder groups, including civil society organizations, socially responsible investor groups, governments and multilateral institutions to align on expectations and best practices in conducting its supply chain activities. Membership also provides Stryker access to the most up-to-date Reasonable Country of Origin information for facilities participating in the Responsible Minerals Assurance Process (“RMAP”), training resources, and other tools.

4.1.4    Supplier Relationship Strategy
As a manufacturer and seller of medical devices, Stryker is subject to strict quality and regulatory requirements throughout the world. Due to these requirements and the nature of its products, Stryker predominantly maintains long-term relationships with its suppliers, which enables strong collaboration and a deeper understanding of Stryker’s requirements. Stryker leverages these relationships to maximize due diligence engagement.

4.1.5    Supplier Engagement
Stryker engages suppliers in its due diligence activities through the use of the standardized Conflict Minerals Reporting Template (“CMRT”) developed by the RMI. The CMRT streamlines the transfer of information about the potential country of origin of the minerals used in Stryker’s products and the smelters or refiners (“SORs”) utilized in Stryker’s supply chain. Stryker collects and analyzes supplier CMRTs through the use of a 3rd party partner that is a global leader for supply chain compliance solutions. This partner enables the collection of supplier data and the subsequent analysis and validation of that information within its web-based platform.

4.1.6    Supply Contracts
Stryker’s supply agreements and standard purchase order terms and conditions contain provisions requiring Supplier compliance with Stryker’s Supplier Code of Conduct. Stryker’s Supplier Code of Conduct requires implementation of appropriate supply chain due diligence processes to ensure that materials come from legitimate sources. Stryker’s Supplier Code of Conduct is publicly available at www.stryker.com/poterms.

4.1.7    Training
Stryker conducts annual awareness training for relevant procurement teams.

4.1.8    Grievance Mechanism
Stryker provides Suppliers with a dedicated forum for questions regarding Stryker’s Conflict Minerals Policy, conflictminerals@stryker.com. Stryker also maintains an ethics hotline that is publicly available at https://app.convercent.com/en-us/LandingPage/b6bb4e84-9fcb-ea11-a974-000d3ab9f296 as a mechanism for interested parties to voice concerns regarding compliance.

4.2    Identification and Assessment of Risks in Supply Chain

4.2.1    As a finished medical device manufacturer, Stryker is far removed from the mining of 3TG and does not directly purchase raw ore or unrefined minerals from mines or SORs in the Covered Countries. Additionally, many of Stryker’s direct suppliers, as well as those upstream in the supply chain, are not subject to the Act. As a result, Stryker relies on its suppliers to conduct appropriate due diligence within their supply chain and provide accurate information to determine the origin of 3TG contained in its products.

4.2.2    Stryker performs an annual review of suppliers subject to its Stryker’s Conflict Minerals assessment process (“In-Scope Suppliers”). The Conflict Minerals Team identifies In-Scope Suppliers by reviewing Stryker’s approved supplier list and filtering this information using commodity assignment, spend and activity data. The resulting suppliers undergo an additional review conducted by Stryker’s procurement team to finalize Stryker’s list of In-Scope Suppliers who are most likely to be supplying components or products that contain 3TG.

4.2.3    Stryker utilizes a 3rd party partner to collect information from In-Scope Suppliers regarding the presence and sourcing of 3TGs used in the products and components supplied to Stryker using the CMRT at a company, product, or user-defined level, depending on the supplier’s ability to provide the required data.

4.2.4    Stryker reviews the information provided by the In-Scope Suppliers against the most current identified SOR lists, including those published by the Commerce Department, RMI, the London Bullion Market Association, and the Responsible Jewellery Council. Stryker also assesses the physical location of SORs that are known and/or participating in a recognized framework such as the RMAP, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification. For SORs that are believed to source 3TG from the Covered Countries, Stryker assesses the source of the 3TG.

4.2.5    Stryker reviews the information provided by In-Scope Suppliers and the 3rd party data to identify any SORs that it considers high-risk in relation to 3TG sourcing, including those that are either located in or sourcing from a Covered Country and are not participating in a recognized framework as described in 4.2.4.

4.3    Strategy to Respond to Risks

4.3.1    Assessment Process

4.3.1.1    Non-response Risk
Stryker tracks assessment response rates and non-responsive In-Scope Suppliers during the assessment process using a dashboard and other reports. Stryker’s 3rd party partner sends reminders both via email and telephone throughout the assessment period. Continued non-response is escalated to Stryker’s procurement team. Non-responses at the end of the assessment period are noted and factored into the supplier management strategy and future year assessment activities for the non-responsive In-Scope Supplier.

4.3.1.2     Data Inconsistency Risk
Stryker’s 3rd party partner automatically performs an initial evaluation of any inconsistencies or gaps in the information submitted by the In-Scope Suppliers and performs follow-up to resolve any issues.

4.3.2    Red Flag SORs

4.3.2.1    Risk Identification
Stryker tracks identified potential red flag SORs as described in 4.2.5, along with the In-Scope Suppliers that identified them, using reports and a dashboard provided by its 3rd party partner. The Conflict Minerals Team further communicates this information to Stryker’s Procurement Leadership Team as the initial step in its risk mitigation activities.

4.3.2.2    Risk Mitigation
Stryker determines, on a case-by-case basis, the appropriate mitigation strategy for any identified risks. Due to the nature of Stryker’s products, Stryker is unable to change suppliers without significant quality and safety related due diligence and, in some instances, a lengthy regulatory approval process. As such, Stryker primarily emphasizes supplier education and cooperative efforts to bring existing suppliers into conformance with its Conflict Minerals Policy. These efforts may include further investigation to understand a red flag SOR’s actual role in Stryker’s product supply chain and leveraging upstream supplier relationships to promote SOR participation in the RMAP, or other recognized framework. Stryker may, however, pursue the removal from its supply chain of any confirmed red flag SOR, that after exhaustive efforts, is unwilling to participate in the RMAP. With the understanding that risk mitigation activities are an ongoing effort, Stryker monitors the status of these red flag SORs and In-Scope Supplier activities over subsequent assessment periods to understand the effectiveness of this strategy and enacts further corrective action if necessary.

4.4    Carrying out Independent Third-Party Audits

4.4.1    Independent Third-Party Audits
As a downstream company, Stryker is far removed from the SORs providing 3TG. As such, Stryker does not perform or direct its own audits of SORs but instead relies on the RMI’s RMAP, and other recognized frameworks, to enable its SOR due diligence activities.

4.5    Public Report

4.5.1    Annual SEC Reporting
Stryker complies with its annual reporting requirements as set forth in Rule 13p-1 by filing with the SEC a Form SD and including this report.

4.5.2    Public Availability
This Conflict Minerals Report is also publicly available in the “Investor Relations” section of Stryker’s website at https://investors.stryker.com/home/default.aspx and referenced in its annual “Comprehensive Report” at https://www.stryker.com/content/dam/stryker/about/annual-review/2021/SYK-001_2021%20Comprehensive%20Report.pdf.

5. 2021 Reasonable Country of Origin Inquiry

5.1    In-Scope Suppliers
Stryker determined that during the 2021 reporting year it manufactured and/or contracted to manufacture products containing 3TG that were necessary for the functionality or production of its products. A total of 657 suppliers were identified as In-Scope Suppliers potentially providing Stryker with materials or products that contained 3TG during the 2021 reporting year.

5.2    Process Overview
Stryker conducted a Reasonable Country of Origin Inquiry (“RCOI”) of the In-Scope Suppliers to determine whether 3TG contained in Stryker’s products originated from the Covered Countries. Stryker completed the RCOI by requiring that In-Scope Suppliers complete CMRT version 5.0 or higher.

Stryker communicated to the In-Scope Suppliers the importance of participating in its 2021 RCOI and provided initial information on the required activities. Through the use of its 3rd party partner, Stryker provided In-Scope Suppliers with a CMRT submission portal and submission instructions, and an email submission option for those In-Scope Suppliers unwilling or unable to use the portal. During the RCOI period, up to 7 reminder emails were sent to each non-responsive supplier and, if a supplier remained non-responsive, additional reminders occurred via telephone or directly from Stryker’s procurement team. Suppliers were given a deadline of April 21, 2022 to provide the required information for Stryker’s RCOI. Throughout the process, responses were reviewed for plausibility, consistency and gaps, and Stryker engaged in follow-up activities as necessary.

5.3    Supplier Responses
The response rate of the In-Scope Suppliers during the RCOI conducted by Stryker was 90%. Of the responding suppliers, 43% identified the presence of 3TG in the materials or products supplied to Stryker. These suppliers identified a total of 342 SORs that could be verified as active using the resources described in section 4.2.4. Of these verified SORs, there was an indication that 53 were located in or sourced from the Covered Countries.

5.4    Determination
Based on the results of the RCOI, Stryker has reason to believe that some 3TG in its products may have originated in the Covered Countries and may not have come from recycled or scrap sources. Therefore, Stryker conducted additional due diligence to determine the Country of Origin of the 3TG in Stryker’s products and whether it directly or indirectly financed or benefited armed groups in the Covered Countries, in accordance with Rule 13p-1, the results of which are outlined below.

6. 2021 Due Diligence

6.1    Results
Using the results of the RCOI, and in accordance with the steps described in section 4 above, Stryker performed additional due diligence on those SORs that were located in or sourced from the Covered Countries, focusing on the SOR RMAP participation status (“Conformant” meaning independently assessed and found conformant with the relative RMAP standard, “Active” meaning engaged in the RMAP program but not yet conformant, and “Not Enrolled” referring to all other statuses). The results of that due diligence can be found in Table 1.

Table 1

Metal	SOR RMAP Status			Total
	Conformant	Active	Not Enrolled
Tantalum	20	0	0	20
Tin	9	3	1	13
Tungsten	10	0	0	10
Gold	9	0	1	10

6.2    Risk Mitigation Activities
Stryker focused its resulting risk mitigation activities on the SORs that were located in or sourced from a Covered Country and whose RMAP status was found to be neither “Conformant” nor “Active”. As a downstream company, and in alignment with the risk mitigation activities described in 4.3.2.2 above, Stryker issued notifications to the In-Scope Suppliers who included these SORs in their CMRT submissions. These notifications focused on engaging the SOR, either directly or through any necessary upstream suppliers, to promote participation in the RMAP and to consider removal of the SOR from their supply chain if they are unwilling or unable to participate in the RMAP. Additionally, Stryker will continue to engage with the RMI and its other member companies to promote SOR participation in the RMAP. Stryker continues to monitor In-Scope Supplier responses to these notifications and determine if any additional actions are needed.

6.3    Conclusion
After performing the due diligence measures set forth in this report, Stryker is unable to definitively determine whether the 3TG in any of its products directly or indirectly financed or benefited armed groups in the Covered Countries for the year ended December 31, 2021. The list of SORs which is based on the information provided by In-Scope Suppliers can be found in Appendix A and the Countries of Origin identified as believed to be associated with these materials are listed in Appendix B.

Appendix A: Smelter or Refiner List

This list is based on data provided by Stryker’s suppliers for reporting year 2021. In-Scope Suppliers predominantly provided company- level information which included the supplier’s entire supply chain and, as such, this information was not limited to SORs that contributed 3TG used specifically in Stryker’s products. As a result, Stryker is unable to confirm whether its products contain 3TG from all of these sources. Additionally, this list only includes facilities reported by suppliers that are on the RMAP list as of April 21, 2022.

Metal	Name	Location	RMAP Status
Gold	8853 S.p.A.	Italy	Conformant
Gold	ABC Refinery Pty Ltd.	Australia	Not Enrolled
Gold	Abington Reldan Metals, LLC	United States	Not Enrolled
Gold	Advanced Chemical Company	United States	Conformant
Gold	African Gold Refinery	Uganda	Not Enrolled
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Conformant
Gold	Alexy Metals	United States	Active
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	Conformant
Gold	Asahi Pretec Corp.	Japan	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	Conformant
Gold	Asahi Refining USA Inc.	United States	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Not Enrolled
Gold	AU Traders and Refiners	South Africa	Not Enrolled
Gold	Augmont Enterprises Private Limited	India	Active
Gold	Aurubis AG	Germany	Conformant
Gold	Bangalore Refinery	India	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant
Gold	Boliden AB	Sweden	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	Conformant
Gold	C.I Metales Procesados Industriales SAS	Colombia	Active
Gold	Caridad	Mexico	Not Enrolled
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	Conformant
Gold	CGR Metalloys Pvt Ltd.	India	Not Enrolled
Gold	Chimet S.p.A.	Italy	Conformant
Gold	Chugai Mining	Japan	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Not Enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	Not Enrolled
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	Not Enrolled
Gold	DODUCO Contacts and Refining GmbH	Germany	Conformant
Gold	Dowa	Japan	Conformant
Gold	DSC (Do Sung Corporation)	Korea, Republic of	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	Not Enrolled
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	Not Enrolled
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	Not Enrolled
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	Not Enrolled
Gold	Emirates Gold DMCC	United Arab Emirates	Conformant

Metal	Name	Location	RMAP Status
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	Not Enrolled
Gold	Fujairah Gold FZC	United Arab Emirates	Not Enrolled
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	Active
Gold	Geib Refining Corporation	United States	Conformant
Gold	Gold Coast Refinery	Ghana	Not Enrolled
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Not Enrolled
Gold	Guangdong Jinding Gold Limited	China	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Not Enrolled
Gold	Heimerle + Meule GmbH	Germany	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Not Enrolled
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	Not Enrolled
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	Not Enrolled
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant
Gold	International Precious Metal Refiners	United Arab Emirates	Not Enrolled
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
Gold	Istanbul Gold Refinery	Turkey	Conformant
Gold	Italpreziosi	Italy	Conformant
Gold	JALAN & Company	India	Not Enrolled
Gold	Japan Mint	Japan	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Not Enrolled
Gold	JSC Uralelectromed	Russian Federation	Not Enrolled
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant
Gold	K.A. Rasmussen	Norway	Not Enrolled
Gold	Kaloti Precious Metals	United Arab Emirates	Not Enrolled
Gold	Kazakhmys Smelting LLC	Kazakhstan	Not Enrolled
Gold	Kazzinc	Kazakhstan	Conformant
Gold	Kennecott Utah Copper LLC	United States	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	Conformant
Gold	Kundan Care Products Ltd.	India	Not Enrolled
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Not Enrolled
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	Not Enrolled
Gold	L'azurde Company For Jewelry	Saudi Arabia	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	China	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Not Enrolled
Gold	L'Orfebre S.A.	Andorra	Conformant
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	Conformant
Gold	LT Metal Ltd.	Korea, Republic of	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Not Enrolled
Gold	Marsam Metals	Brazil	Conformant
Gold	Materion	United States	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant
Gold	MD Overseas	India	Not Enrolled
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	Conformant
Gold	Metallix Refining Inc.	United States	Not Enrolled
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant

Metal	Name	Location	RMAP Status
Gold	Metalor Technologies S.A.	Switzerland	Conformant
Gold	Metalor USA Refining Corporation	United States	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conformant
Gold	Mitsubishi Materials Corporation	Japan	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant
Gold	Modeltech Sdn Bhd	Malaysia	Not Enrolled
Gold	Morris and Watson	New Zealand	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Not Enrolled
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conformant
Gold	NH Recytech Company	Korea, Republic of	Conformant
Gold	Nihon Material Co., Ltd.	Japan	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	Not Enrolled
Gold	OJSC Novosibirsk Refinery	Russian Federation	Not Enrolled
Gold	PAMP S.A.	Switzerland	Conformant
Gold	Pease & Curren	United States	Not Enrolled
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Not Enrolled
Gold	Planta Recuperadora de Metales SpA	Chile	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Not Enrolled
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant
Gold	PX Precinox S.A.	Switzerland	Conformant
Gold	QG Refining, LLC	United States	Not Enrolled
Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	China	Not Enrolled
Gold	REMONDIS PMR B.V.	Netherlands	Conformant
Gold	Royal Canadian Mint	Canada	Conformant
Gold	SAAMP	France	Conformant
Gold	Sabin Metal Corp.	United States	Not Enrolled
Gold	Safimet S.p.A	Italy	Conformant
Gold	SAFINA A.S.	Czech Republic	Conformant
Gold	Sai Refinery	India	Not Enrolled
Gold	Samduck Precious Metals	Korea, Republic of	Conformant
Gold	SAMWON METALS Corp.	Korea, Republic of	Not Enrolled
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	Active
Gold	SAXONIA Edelmetalle GmbH	Germany	Active
Gold	Sellem Industries Ltd.	Mauritania	Not Enrolled
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	China	Not Enrolled
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Not Enrolled
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	Not Enrolled
Gold	Shirpur Gold Refinery Ltd.	India	Not Enrolled
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant
Gold	Singway Technology Co., Ltd.	Taiwan	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Not Enrolled
Gold	Solar Applied Materials Technology Corp.	Taiwan	Conformant
Gold	Sovereign Metals	India	Not Enrolled
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	Not Enrolled
Gold	Sudan Gold Refinery	Sudan	Not Enrolled
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant

Metal	Name	Location	RMAP Status
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	Conformant
Gold	Super Dragon Technology Co., Ltd.	Taiwan	Not Enrolled
Gold	T.C.A S.p.A	Italy	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Not Enrolled
Gold	Tony Goetz NV	Belgium	Not Enrolled
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Conformant
Gold	Torecom	Korea, Republic of	Conformant
Gold	Umicore Precious Metals Thailand	Thailand	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
Gold	United Precious Metal Refining, Inc.	United States	Conformant
Gold	Valcambi S.A.	Switzerland	Conformant
Gold	Value Trading	Belgium	Not Enrolled
Gold	WEEEREFINING	France	Active
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	Conformant
Gold	Yamakin Co., Ltd.	Japan	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	China	Not Enrolled
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant
Tantalum	AMG Brasil	Brazil	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant
Tantalum	D Block Metals, LLC	United States	Conformant
Tantalum	Exotech Inc.	United States	Active
Tantalum	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	United States	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Conformant
Tantalum	H.C. Starck Inc.	United States	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	KEMET Blue Metals	Mexico	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Tantalum	NPM Silmet AS	Estonia	Conformant
Tantalum	QuantumClean	United States	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Conformant
Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	Conformant
Tantalum	TANIOBIS GmbH	Germany	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Conformant

Metal	Name	Location	RMAP Status
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tantalum	Telex Metals	United States	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
Tin	Alpha	United States	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	Not Enrolled
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant
Tin	China Tin Group Co., Ltd.	China	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Active
Tin	CRM Synergies	Spain	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	Active
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	Not Enrolled
Tin	Dowa	Japan	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	Not Enrolled
Tin	EM Vinto	Bolivia	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Conformant
Tin	Fenix Metals	Poland	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	Not Enrolled
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Not Enrolled
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	Active
Tin	Metallic Resources, Inc.	United States	Conformant
Tin	Metallo Belgium N.V.	Belgium	Conformant
Tin	Metallo Spain S.L.U.	Spain	Conformant
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tin	Minsur	Peru	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tin	Modeltech Sdn Bhd	Malaysia	Not Enrolled
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	Not Enrolled
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia	Conformant
Tin	Pongpipat Company Limited	Myanmar	Not Enrolled
Tin	Precious Minerals and Smelting Limited	India	Not Enrolled
Tin	PT Aries Kencana Sejahtera	Indonesia	Not Enrolled
Tin	PT Artha Cipta Langgeng	Indonesia	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	Conformant

Metal	Name	Location	RMAP Status
Tin	PT Bangka Serumpun	Indonesia	Conformant
Tin	PT Belitung Industri Sejahtera	Indonesia	Not Enrolled
Tin	PT Bukit Timah	Indonesia	Active
Tin	PT Cipta Persada Mulia	Indonesia	Conformant
Tin	PT Masbro Alam Stania	Indonesia	Active
Tin	PT Menara Cipta Mulia	Indonesia	Conformant
Tin	PT Mitra Stania Prima	Indonesia	Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	Active
Tin	PT Panca Mega Persada	Indonesia	Not Enrolled
Tin	PT Prima Timah Utama	Indonesia	Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	Conformant
Tin	PT Refined Bangka Tin	Indonesia	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	Active
Tin	PT Timah Nusantara	Indonesia	Active
Tin	PT Timah Tbk Kundur	Indonesia	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	Conformant
Tin	PT Tirus Putra Mandiri	Indonesia	Not Enrolled
Tin	PT Tommy Utama	Indonesia	Not Enrolled
Tin	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tin	Rui Da Hung	Taiwan	Conformant
Tin	Soft Metais Ltda.	Brazil	Conformant
Tin	Super Ligas	Brazil	Active
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	Conformant
Tin	Thaisarco	Thailand	Conformant
Tin	Tin Technology & Refining	United States	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	Not Enrolled
Tin	VQB Mineral and Trading Group JSC	Viet Nam	Not Enrolled
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Yunnan Tin Company Limited	China	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Not Enrolled
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Conformant
Tungsten	ACL Metais Eireli	Brazil	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	Active
Tungsten	Artek LLC	Russian Federation	Not Enrolled
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Conformant
Tungsten	China Molybdenum Co., Ltd.	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	Not Enrolled
Tungsten	Cronimet Brasil Ltda	Brazil	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	Conformant
Tungsten	Fujian Xinlu Tungsten	China	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
Tungsten	Global Tungsten & Powders Corp.	United States	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant

Metal	Name	Location	RMAP Status
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Not Enrolled
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	China	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	Conformant
Tungsten	Kennametal Fallon	United States	Conformant
Tungsten	Kennametal Huntsville	United States	Conformant
Tungsten	KGETS CO., LTD.	Korea, Republic of	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	Conformant
Tungsten	LLC Vostok	Russian Federation	Active
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam	Conformant
Tungsten	Moliren Ltd.	Russian Federation	Conformant
Tungsten	Niagara Refining LLC	United States	Conformant
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	Active
Tungsten	OOO “Technolom” 1	Russian Federation	Active
Tungsten	OOO “Technolom” 2	Russian Federation	Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	Unecha Refractory Metals Plant	Russian Federation	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Conformant

Appendix B: Countries of Origin of 3TG

The origin of the 3TG processed by facilities listed in Appendix A are believed to be:

Angola*	Guyana	Papua New Guinea
Argentina	Hong Kong	Peru
Armenia	Hungary	Philippines
Australia	India	Poland
Austria	Indonesia	Portugal
Belarus	Ireland	Russian Federation
Belgium	Israel	Rwanda*
Bermuda	Italy	Saudi Arabia
Bolivia	Ivory Coast	Sierra Leone
Brazil	Japan	Singapore
Burundi*	Jersey	Slovakia
Cambodia	Kazakhstan	South Africa
Canada	Kenya	South Sudan*
Central African Republic*	Korea, Republic of	Spain
Chile	Kyrgyzstan	Suriname
China	Laos	Sweden
Colombia	Luxembourg	Switzerland
Congo (Brazzaville)*	Madagascar	Taiwan
Czech Republic	Malaysia	Tajikistan
Djibouti	Mali	Tanzania*
DRC- Congo (Kinshasa)*	Mexico	Thailand
Ecuador	Mongolia	Turkey
Egypt	Morocco	Uganda*
Estonia	Mozambique	United Arab Emirates
Ethiopia	Myanmar	United Kingdom
Finland	Namibia	United States
France	Netherlands	Uzbekistan
Germany	New Zealand	Viet Nam
Ghana	Niger	Zambia*
Guinea	Nigeria	Zimbabwe

*Covered Country